EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Orrstown Financial Services, Inc. on Form S-4, of our report dated February 11, 2005 appearing in the Annual Financial Statements of Orrstown Financial Services, Inc. for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in such Registration Statement.

/S/Smith Elliott Kearns & Company, LLC

     Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

February 8, 2006